  Exhibit 99.1

Pure Cycle Corporation Announces

Receipt of $10.5 million Payment

November 19, 2019

Denver, Colorado – November 19, 2019 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) (“Pure Cycle” or the “Company”) today reported the Sky Ranch Community Authority Board has successfully closed over $13 million in municipal bond financing and repaid $10.5 million in public improvement reimbursables to the Company.

On November 18, 2019, the Sky Ranch Community Authority Board (the “CAB”), a political subdivision and a public corporation of the State of Colorado responsible for the construction, design and financing of the public improvements at Sky Ranch, successfully sold tax-exempt, fixed rate senior bonds in the aggregate principal amount of approximately $11,435,000 and tax-exempt, fixed-rate subordinate bonds in the aggregate principal amount of approximately $1,760,000, generating approximately $10.5 million of net proceeds available to repay advances for public improvements.

"We are pleased with the successful issuance of Sky Ranch CAB’s first municipal financing," commented Mark Harding, President of Pure Cycle Corporation. “The CAB’s underwriter, Citigroup Global Markets Inc., did a terrific job with this financing and attributed the bonds being issued at a premium to their 5% coupon to the success of the Company’s initial phase of Sky Ranch, which allowed the CAB to raise more than $600,000 of additional proceeds than originally estimated. We continue to finish lots and our home builders continue to enjoy high demand for houses at Sky Ranch. As we continue delivering lots ahead of our original schedule, we look forward to breaking ground on our second phase next summer, which will include a broad mix of residential product offerings and commercial development along I-70 near the interchange,” continued Mr. Harding.

Company Information

Pure Cycle owns land and water assets in the Denver, Colorado metropolitan area. Pure Cycle provides water and wastewater services to customers located in the Denver metropolitan area, including the design, construction, operation and maintenance of water and wastewater systems, and operates a land development segment that is developing a master planned mixed-use community.

Additional information including our recent press releases and Annual Reports are available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, at 303-292-3456 or at info@purecyclewater.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the following: the continued completion of finished lots and delivery of lots ahead of our original schedule; the continued high demand for houses at Sky Ranch; the timing of breaking ground on the second phase of Sky Ranch; and the mix of product offerings and commercial development in the second phase of Sky Ranch. The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation: the timing of oil and natural gas development in the areas where we sell our water; the market price of oil and natural gas; weather; home mortgage interest rates and other factors impacting the housing market and home sales; market conditions for debt offerings; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended August 31, 2019; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission. Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.